Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Margaret A. Meister, Chief Financial Officer of Symetra Financial Corporation, certify that (i) the Form 10-Q for the quarter ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended March 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: May 12, 2011	By:	/s/ Margaret A. Meister
Margaret A. Meister
Executive Vice President and Chief Financial Officer